                                                                      EXHIBIT 21

                       SUBSIDIARIES OF HEALTHSOURCE, INC.

Name/Doing Business As                                   State of
(if applicable)                                        Incorporation   Ownership
---------------                                        -------------   ---------

Healthsource New Hampshire, Inc.                           NH           100%
Healthsource Indiana Insurance Company                     IN           100%
Healthsource Indiana Managed Care Plan, Inc.               IN           100%
Healthsource Insurance Group, Inc.                         NH           100%
Healthsource South Carolina, Inc.                          SC           100%
Healthsource Insurance Services, Inc.                      SC           100%
Healthsource Tennessee Preferred, Inc.                     TN           100%
Healthsource Tennessee, Inc.                               TN           100%
Healthsource North Carolina Administrators, Inc.           NC           100%
Healthsource North Carolina, Inc.                          NC           100%
Healthsource HMO of New York, Inc.                         NY           100%
Healthsource Preferred, Inc.                               NH           100%
Healthsource Maine, Inc.                                   ME           100%
Healthsource Maine Preferred, Inc.                         ME           100%
Employee Benefit Plan Administration, Inc.                 NH           100%
Healthsource Massachusetts, Inc./Healthsource CMHC         MA           100%
Healthsource Preferred of NY, Inc.                         NY           100%
Healthsource Health Plans, Inc.                            NC           100%
Healthsource South, Inc.                                   NH           100%
Healthsource Management, Inc.                              NH           100%
Healthsource Indiana, Inc.                                 NH           100%
Physicians Health Systems, Inc.                            SC           100%
Healthsource Syracuse, Inc.                                NH           100%
Healthsource Metropolitan New York Holding                 NH           100%
Company, Inc.

Healthsource New York/New Jersey, Inc.                     NY           100%
Healthsource Arkansas, Inc.                                AR            70%
Healthsource Arkansas Preferred, Inc.                      AR            70%
Spradley & Coker, Inc.                                     AR            70%
Healthsource Provident Administrators, Inc.                TN           100%
Healthsource Insurance Company                             TN           100%
Healthsource North Texas, Inc.                             TX            70%
Provident Health Care Plan, Inc. of Tennessee              TN           100%
Healthsource Ohio, Inc.                                    OH           100%
Healthsource Kentucky, Inc.                                KY           100%
Healthsource Georgia, Inc.                                 GA           100%
Healthsource Connecticut, Inc.                             CT           100%